UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 7, 2006

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2006, Credence Systems Corporation (the “Company”) entered into an Offer Letter with Lavi Lev (the “Lev Agreement”) pursuant to which (i) Mr. Lev will assume the position of Chief Executive Officer and President of the Company; (ii) Mr. Lev’s annual base salary will be $500,000; (iii) Mr. Lev is eligible for an annual target incentive bonus equal to one-hundred percent (100%) of his then-current annual base salary; (iv) Mr. Lev will be granted a non-qualified option to purchase 1,000,000 shares of the Company’s Common Stock of which 25% will vest after one year and the remaining 75% will vest linearly over the next three years according to the Company’s stock option plan which option will be granted on December 11, 2006, (v) Mr. Lev will be granted 200,000 shares of restricted stock of which 25% will vest after one year and the remaining 75% will vest 25% annually for the next three years, (v) Mr. Lev will be entitled to receive certain separation benefits in the event of a termination without cause (unrelated to a change in control), including a payment equal to eighteen months of his base pay, acceleration of the vesting of his stock option and restricted stock for a period of eighteen months, and the continuation of benefits for a period of eighteen months; and (vi) Mr. Lev, upon termination without cause within twelve months of a specified change of control transaction, will be eligible to receive a payment equal to one year of his base pay, one year of his targeted bonus, the continuation of his benefits for a period of one year and 100% acceleration of his stock option and restricted stock.

Effective December 6, 2006, Mr. Ranhoff was terminated as the Chief Executive Officer and President of the Company. Effective December 6, 2006, Mr. Ranhoff resigned from the Board of Directors of the Company. Mr. Ranhoff’s resignation as a director of the Company did not involve any disagreement with the Company.

The press release issued on December 7, 2006 by the Company describing Mr. Ranhoff’s departure from the Company and Mr. Lev’s appointment as Chief Executive Officer and President of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release, issued December 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ Byron W. Milstead
Byron W. Milstead
Senior Vice President, General Counsel
and Assistant Secretary

Date: December 7, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, issued December 7, 2006.